                                                                      Exhibit 99

                       HUNTINGTON BANCSHARES INCORPORATED
                       Ratio of Earnings to Fixed Charges

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
                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                       -------------------------------------
                                                            2001                 2000
                                                       ---------------      ----------------

EXCLUDING INTEREST ON DEPOSITS

Income before taxes                                          $ 93,294              $150,578

Fixed charges:
     Interest expense                                          89,770                92,217
     Interest factor of rent expense                            3,572                 3,605
                                                       ---------------      ----------------

        Total fixed charges                                    93,342                95,822
                                                       ---------------      ----------------

Earnings                                                    $ 186,636              $246,400
                                                       ===============      ================

Fixed charges                                                $ 93,342              $ 95,822
                                                       ===============      ================


RATIO OF EARNINGS TO FIXED CHARGES                               2.00 X                2.57 X


INCLUDING INTEREST ON DEPOSITS

Income before taxes                                          $ 93,294              $150,578

Fixed charges:
     Interest expense                                         274,851               274,866
     Interest factor of rent expense                            3,572                 3,605
                                                       ---------------      ----------------

        Total fixed charges                                   278,423               278,471
                                                       ---------------      ----------------

Earnings                                                    $ 371,717              $429,049
                                                       ===============      ================

Fixed charges                                               $ 278,423              $278,471
                                                       ===============      ================


RATIO OF EARNINGS TO FIXED CHARGES                               1.34 X                1.54 X
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